UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 1, 2020

TRANSOCEAN LTD.

(Exact name of Registrant as specified in its charter)

Switzerland	001-38373	98-0599916
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

Turmstrasse 30
Steinhausen, Switzerland	CH-6312

(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (41) 749-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol	Name of each exchange on which registered:
Shares, CHF 0.10 par value	RIG	New York Stock Exchange
0.50% Exchangeable Senior Bonds due 2023	RIG/23	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01Regulation FD.

On July 1, 2020, Transocean Ltd. (the “Company”) announced that Transocean Offshore Deepwater Drilling Inc. (“Transocean Offshore”), a wholly-owned indirect subsidiary of the Company, entered into a settlement agreement and mutual release (the “Settlement Agreement”) with Eni US Operating Co. Inc. (“Eni US”), providing for the mutual settlement of disputes (the “Disputes”) related to drilling services provided by Transocean Offshore to Eni US pursuant to a drilling services contract that commenced in 2008 using the Deepwater Pathfinder. Pursuant to the Settlement Agreement, (i) each party agreed to dismiss with prejudice its respective claims and the related lawsuits filed against the other party in connection with the Disputes (ii) each party agreed to pay its own fees and legal costs associated with the Disputes, (iii) Eni US and its ultimate parent company, Eni S.p.A., reactivated Transocean Offshore and its affiliates as a fully qualified worldwide vendor with eligibility for future tenders worldwide by affiliates of Eni S.p.A., and (iv) Eni US agreed to pay to Transocean Offshore $185 million in equal installments of $46.25 million on July 1, 2020, June 1, 2021, June 1, 2022 and January 15, 2023.

In addition, in connection with the Settlement Agreement, each of Eni Petroleum US LLC, an affiliate of Eni US, and Eni S.p.A., a parent company of Eni US, executed and delivered to Transocean Offshore, agreements to guarantee the full amount of the payment obligations of Eni US under the Settlement Agreement.

Item 9.01Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (formatted as inline XBRL).

Forward-Looking Statements

The statements described herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements could contain words such as “possible,” “intend,” “will,” “if,” “expect,” or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-service time, sales of drilling units, timing of the company’s newbuild deliveries, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the fluctuation of current and future prices of oil and gas, the global and regional supply and demand for oil and gas, the intention to scrap certain drilling rigs, the success of our business following prior acquisitions, the effects of the spread of and mitigation efforts by governments, businesses and individuals related to contagious illnesses, such as COVID-19, and other factors, including those and other risks discussed in the company’s most recent Annual Report on Form 10-K for the year ended December 31, 2019, and in the company’s other filings with the SEC, which are available free of charge on the SEC’s website at: www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: July 1, 2020	By:	/s/ Daniel Ro-Trock
Daniel Ro-Trock
Authorized Person